Exhibit 16.1

October 23, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by SiTime Corporation pursuant to Item 304(a)(1) of Regulation S-K (copy attached), which we understand will be filed with the securities and Exchange Commission as part of the Registration Statement on Form S-1 of SiTime Corporation dated October 23, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

San Jose, California